                                                                    Exhibit 99.1

                                                 F I N A L   T R A N S C R I P T

Thomas StreetEvents(SM)

VION - Q3 2006 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: Nov. 13. 2006/8:45AM ET

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS

ALAN KESSMAN
Vion Pharmaceuticals, Inc. - CEO

HOWARD JOHNSON
Vion Pharmaceuticals, Inc. - President, CFO

AILEEN RYAN
Vion Pharmaceuticals, Inc. - VP-Regulatory Affairs

ANN CAHILL
Vion Pharmaceuticals, Inc. - VP-Clinical Development

MEGHAN FITZGERALD
Vion Pharmaceuticals, Inc. - Chief Business Officer

CONFERENCE CALL PARTICIPANTS

DAVID GARRETT
Fortis Securities - Analyst

KEITH HAAN
Summer Street Research - Analyst

VINNY JINDAL
ThinkEquity Partners - Analyst

MICHAEL DINERMAN
CIBC World Markets - Analyst

PRESENTATION

OPERATOR

Good day, ladies and gentlemen, and welcome to the third-quarter 2006 Vion
Pharmaceuticals earnings conference call. My name is Janelle and I will be your coordinator for today. At this time, all participants are in a listen-only mode.
We will be facilitating a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes.

I would now like to read the forward-looking statement. This conference call will contain forward-looking statements. Such statements are subject to certain risk factors, which may cause Vion's plans to differ or results to vary from those expected. These risk factors include Vion's ability to secure external sources of funding to continue its operations; the inability to access capital and funding on favorable terms; continued operation losses and the inability to continue operations as a result; its dependency on regulatory approval for its products; delayed or unfavorable results of drug trials; the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials; the need for additional research and testing; and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including, but not limited to, the risk attendant to this forward-looking statements, included under item
1A Risk Factors, and Vion's annual report on Form 10-K for the year ending
December 31, 2005.

Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events,
Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

And now, I would like to turn the conference call over to Mr. Alan Kessman,
Chief Executive Officer of Vion Pharmaceuticals. Please proceed, sir.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       1
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO   [2]

Thank you, operator. Good morning, everyone. Welcome to Vion Pharmaceuticals
2006 third-quarter conference call. With me today are Howard Johnson, our
President and CFO; Ann Cahill, our Vice President, Clinical Development; Aileen
Ryan, our Vice President, Regulatory Affairs; and Meghan Fitzgerald, our Chief
Business Officer. Howard will take you through the financial results in a moment, and Ann, Aileen and Meg are available for questions at the end of these prepared remarks.

Before we get to the numbers, I will discuss some highlights from operations in the past quarter. We continued to focus our efforts on three important trials of our lead anticancer agent Cloretazine in the third quarter. Those trials are one, our pivotal Phase II trial, referenced later as CLI-043, of Cloretazine as a single agent in elderly patients with de novo poor-risk Acute Myelogenous
Leukemia, or AML.

Two, our Phase III trial, referenced later as CLI-037, of Cloretazine in combination with cytarabine in patients of any age with relapsed AML. And third, our Phase II trial of Cloretazine as a single agent in small-cell lung cancer.

Most of you know that our initial registration pathway for Cloretazine is for the treatment of AML. In that regard, we have two pivotal trials in AML, one focused on front-line treatment and the other focused on second-line treatment.
We are also pleased to have some initial data indicating that Cloretazine is active in small-cell lung cancer.

Cloretazine is a novel alkylating agent. Alkylating agents have been used broadly since the beginning of cancer therapy, and for the most part, in the treatment of solid tumors, so we have reason to believe that Cloretazine could have potential outside of its initial registration pathway in AML.

Our initial data in 36 patients with small-cell lung cancer provides us with our first signal in a Phase II trial of Cloretazine's potential therapeutic value in solid tumors.

In our Phase III combination trial in relapsed AML, we announced this morning that we have reached the halfway point in accrual, 210 patients. The protocol for this study includes a planned interim analysis on the first 210 patients included in the study. With the time required for treating and following these patients for a response assessment, we expect the results of this analysis would be available for review by the Data Safety Monitoring Board in the March/April
2007 time frame. It remains our objective to complete accrual to this trial in late 2007 or early 2008.

Our pivotal Phase II trial in elderly de novo poor-risk AML is also making progress. We now have 17 sites open on this trial out of an inspected total of
25, and 21 patients accrued. We want to clarify the conditions for moving to the second stage of this trial. Previously, we had indicated that eight responses in the first 42 patients were needed to proceed to the second stage. But upon further review of the protocol as written, there actually needs to be greater than eight complete responses, or nine responses, in the first 42 subjects in order to advance to the second stage of this trial.

Since this is a primary efficacy study for this indication, we must make sure to maintain the integrity of the results as they are generated. Based on discussions with our statistical adviser and Aileen Ryan, our new Vice President of Regulatory Affairs, we have been advised not to take multiple looks and not to preannounce any of the results prior to the decision to advance to the second stage.

Based on accrual to date, our projected accrual of additional patients and the time each patient requires for treatment and evaluation of response, we currently expect this milestone to be reached in the first quarter of 2007.

Finally, we recently announced initial observations from the Phase II single-agent study in patients with relapsed small-cell lung cancer at the
Chicago Meeting for Malignancies of Chest, and Head and Neck. We have enrolled
42 patients to date. For a subset of 36 patients, we presented an overall response rate of 19%, which we consider preliminary, but encouraging.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       2
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

We are on a second phase of this trial now, and continuing to accrue patients in both arms, with treatment at a dose level of 100 milligrams per meter squared.
The dose of Cloretazine on this trial was reduced due to the significant incidence of thrombocytopenia at the initial dose level. We plan to convene an advisory board meeting with leading small-cell lung cancer doctors early next year to review this data and to discuss a development pathway for Cloretazine in this potential indication. We expect to have more data on this trial at ASCO in
June 2007.

We continue to work with investigators on several additional planned trials of
Cloretazine in hematologic malignancies and in solid tumors. In the hem malignancies we are planning a trial using Cloretazine in bone marrow transplant preparation regimens and are also working on protocols for additional trials in elderly patients with AML and younger AML patients who are poor-risk. In solid tumors, we plan on pursuing trials of Cloretazine in brain tumors, with additional trials of Cloretazine as a single agent in pediatric gliomas, and
Cloretazine in combination with temozolomide in adult gliomas.

Of course, all of these planned trials are constantly under review, given our efforts to conserve resources, and we may have to delay the initiation of some or all of them depending upon available resources.

Ann Cahill is here to answer your questions about Vion's clinical development program at the end of these prepared remarks.

In the third quarter, Aileen Ryan, our Vice President of Regulatory Affairs, led
a Vion team overseas to meet with the European regulatory authorities for protocol assistance and advice with respect to our two ongoing Cloretazine trials in AML. While the main focus of these discussions was a registration pathway in the EU based on a Phase II single-agent trial, CLI-043, the Phase III combination trial, CLI0037, was discussed, and guidance on EU registration based on this study was also provided.

While the reviewers expressed a preference for a randomized study over the open
Phase II design of CLI-043, it was recognized that if the results of study
CLI-043 are exceptional, a conditional marketing application could provide a registration pathway.

The EU regulators found the study design of the Phase III trial, CLI-037, to be acceptable, but expressed a preference for longer-term endpoints, such as progression-free survival or overall survival. These endpoints are included in the CLI-037 study as secondary endpoints.

They also recognized that as this study is currently ongoing, it is not appropriate to change the end points. If the results of study CLI-037 show superiority of Cloretazine and Ara-C over Ara-C alone for these endpoints,
CLI-037 would also provide a pathway to registration in the EU.

Meghan Fitzgerald continues to lead our efforts with respect to prelaunch activities and business development. We continue to meet with potential partners on Cloretazine. As we have told you previously, we are willing to discuss our
Company's assets with potential partners. We have also done a lot of analytical work to understand what it would take to launch Cloretazine for the treatment of
AML in the U.S. on our own.

We are always assessing the value to our shareholders of the various options we have for commercialization and understand that our responsibility is to maximize the value of our shareholders' investment.

Megan has also been working on recruiting key opinion leaders in AML, who understand and further support the development of Cloretazine in AML. We previously advised you about the successful advisory board meeting in Europe around EHA. Last weekend, we had another successful meeting with U.S. key opinion leaders in California. These meetings are important, not only for making sure that key opinion leaders in AML around the world have the most recent information about Cloretazine's therapeutic value in AML, but also to help keep a focus on our trials.

Now I'd like to update you on manufacturing. As you know, we manufacture our drug product through contract manufacturers. We have recently been trying to negotiate an extension of our supply agreement with our manufacturer of finished products.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       3
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

This extension would extend the contract from March 2007 through the end of
2008. At the moment, the extension looks like it would require different pricing and terms, as well as additional payments to the contract manufacturer.

As an additional option, we have identified and are in contract negotiation with a new supplier. It is our belief now that we will have either an extension of our current agreement or an agreement with a new supplier of finished product in place by the end of the year. If this process extends much beyond that time frame, it could begin to impact our timeline for commercialization. We are working very hard on this to make sure this doesn't happen, but as of yet, do not have either option finalized. We do at this time believe we have enough product inventory of Cloretazine to complete trials that are underway as planned.

We have three abstracts at the American Society of Hematology meeting in
December. One is on the demographics of the blinded Phase III trial of
Cloretazine in relapsed AML. Another is on our Phase I trial of Cloretazine with temozolomide in advanced hematologic malignancies. And the third is based upon health economics work we have been doing to assess elderly treatment patterns in
AML.

We also have a booth at ASH this year and hope that all of you will stop by and see us there.

Once more, I would like to summarize the upcoming Cloretazine data milestones for you. We have just reached the halfway point in enrollment of patients in the
Phase III trial and the interim evaluation is planned for March/April 2007. We will have three posters at ASH in December. For the ongoing pivotal Phase II study in elderly, poor-risk de novo AML, we will report when we have accrued and evaluated 42 patients, whether there have been more than eight responses, which will allow us to proceed to the second stage of the study. We expect this to occur in the first part of next year. Lastly, we expect to have more small-cell lung cancer data from our phase two trial at ASCO in June 2007.

Our second clinical compound, Triapine, continues to be evaluated in trials sponsored by the National Cancer Institute. We refer you to clinicaltrials.gov for a list of these trials. We continue to supply NCI researchers at their request with Triapine product for use in preclinical experiments.

In the third quarter, we initiated additional preclinical studies on our third protocol clinical agent, VNP40541, that were requested by the FDA after we filed an IND for this product initially. It continues to be our plan to resubmit the
IND with this new information to the FDA as soon as possible.

Now, I will ask Howard Johnson to present the quarterly financial results to you.

--------------------------------------------------------------------------------
HOWARD JOHNSON - Vion Pharmaceuticals, Inc. - President, CFO

Thank you, Alan. Our net loss for the quarter was $6,342,000 or $0.10 per share, based on weighted average shares outstanding of 66,231,000. For the third quarter of 2006, our loss from operations was $6,831,000 compared to $4,195,000 in the same period a year ago.

The 2006 loss included $3,285,000 in clinical trials expense compared to
$1,740,000 last year. This increase in expense of $1,545,000 was primarily due to higher spending for clinical trials, drug production, compensation expense for new employees and stock-compensation expense as a result of the adoption of
SFAS 123(R) this year.

The higher expense in 2006 for clinical trials was due in part to a reduction to our accrual for clinical trial costs recorded in the third quarter 2005 of
$683,000, as actual expenses for two trials were less than original estimates at that time.

Other R&D expense increased by $633,000 for the quarter, from $1,703,000 last year to $2,336,000 this year. This increase was the result of higher development costs to support a potential registration filing for Cloretazine, preclinical development costs

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       4
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

related to our agent VNP40541, and stock-compensation expense. Total R&D was therefore $5,621,000 for the 2006 quarter, up $2,178,000 from $3,443,000 last year.

G&A expenses for the quarter increased by $161,000, from $758,000 last year to
$919,000 this year. This increase was primarily due to stock-compensation expense. Marketing expense was $297,000 in the 2006 period. We did not incur any marketing expense last year.

The overall impact on the financial statements from the adoption of SFAS 123(R)
for the three-month period in 2006 was $413,000. We had $502,000 of interest income for the 2006 quarter, as compared to $494,000 for the same period last year.

For the nine-month period, the net loss was $19,246,000, or $0.29 per share, based on weighted average shares outstanding of $66,167,000. Our loss from operations for the 2006 period was $20,741,000 compared to $14,633,000 for the same period a year ago. The 2006 nine-month loss included $9,983,000 in clinical trials expense compared to $7,415,000 last year. This increase in expense of
$2,568,000 was primarily due to higher spending for clinical trials, drug production, compensation expense for new employees and stock-compensation expense as a result of the adoption of SFAS 123(R) this year.

Other R&D expense increased by $1,708,000 for the period, from $4,806,000 last year to $6,514,000 this year. This increase came from higher development costs to support a potential registration filing for Cloretazine, preclinical development costs related to VNP40541 and stock-compensation expense. Total R&D was therefore $16,497,000 for the nine-month period in 2006, up $4,276,000 from
$12,221,000 last year.

 G&A expenses for the nine-month period increased by $642,000 from $2,430,000 last year to $3,072,000 this year. This increase was primarily due to stock compensation expense. Marketing expense was $1,188,000 in the 2006 period. We did not incur any marketing expense last year.

The overall impact on the financial statements from the adoption of SFAS 123(R)
in the nine-month period in 2006 was $1.4 million. We had $1,560,000 of interest income for the nine-month period in 2006, up $271,000 from last year due to higher rates.

We ended the quarter with $36.2 million in cash and cash equivalents. We continue to believe, based on current plans, that our cash position funds the
Company through the end of 2007. However, issues like the extension of our supply agreement for finished product can have a significant impact on our spending plans, as their resolution may result in higher-than-planned manufacturing or other expenses.

As you know, a cash forecast for a 15-month period includes many different assumptions and variables and, as such, is subject to change. We are constantly monitoring our cash position versus changes in our spending plan and making decisions on whether to delay incurring expenses, such as new clinical trials, in order to conserve resources.

We are also continually evaluating the financial markets in general and as specific to our Company's stock price. As we have always said, it is our plan to be opportunistic in raising capital to continue to fund the essential spending associated with the clinical development of Cloretazine.

Thank you all for listening today. We are now ready to take your questions.

--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS

OPERATOR

(OPERATOR INSTRUCTIONS) David Garrett, Fortis Securities.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       5
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DAVID GARRETT - Fortis Securities - Analyst

Good morning, everybody. Just a couple follow-ups. Alan, could you tell me what exactly exceptional results means as far as the EMEA is concerned, with regard to the single arm elderly AML trial?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

No. It is not one that has been defined. I think clearly it is one of those things where people say you know it when you see it.

--------------------------------------------------------------------------------

DAVID GARRETT - Fortis Securities - Analyst

Okay. Then just to make sure I'm on the same page here as far as that trial goes in the U.S., the next update that you'll give is when the trial hits 42 patients enrollment and whether or not it is advanced to the second stage, and there won't be any more details beyond that?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

Correct. Basically, since this is a pivotal primary efficacy trial, when we're treating it as such, it's basically the greater than eight -- this is a futility stop thing more than it is anything else. So if we don't get notified to stop by the group that will be reviewing it, then we continue. But we will notify you at that point, yes.

--------------------------------------------------------------------------------

DAVID GARRETT - Fortis Securities - Analyst

Okay. And one last question. Could you give us some more details on your [KOL]
meeting that you had talked about, that you recently had in California? Thanks.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

I'm not sure exactly what details you want. We have had a group of -- I believe the number was 18 or so -- key opinion leaders discussing AML, discussing treatments of AML, discussing Cloretazine. We had what we would consider a lively and energetic discussion of the disease in general and the potential treatment options.

But we feel coming away from that meeting that either 17 out of 18 or 18 out of
18 of those people have a much better feel for Cloretazine as potential opportunity in the market, and it accomplished the goal that we wanted, which was really to start people talking more about Cloretazine, increase the knowledge of Cloretazine potentially, and for us to get ideas about what to do with the product as we go forward.

--------------------------------------------------------------------------------

DAVID GARRETT - Fortis Securities - Analyst

Thank you.

--------------------------------------------------------------------------------

OPERATOR

Keith Haan, Summer Street Research.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       6
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Thanks for taking my question. Just going back to the Phase II a second. In terms of enrolling the trial, I guess you are going to get an idea from the DSMB whether the trials hit the futility analysis -- is that correct -- at 42 patients?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

There is not a formal DSMB for that trial. But basically, we will have to do internally, based on recent conversations with our statistical adviser and with
Eileen, who joined the Company in July, is basically we will have an internal group which will have limited access to the information which will monitor the trial. And then at the point at which we are ready to evaluate the 42, they will either continue to advise us from a management standpoint to move forward, or basically do not move forward the trial.

 So we are trying to act, because of the seriousness of this trial -- even though it's technically an open trial, we are trying to establish standards that are as similar as possible to a controlled trial.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Okay. Just in terms of enrolling patients, I don't know if you have a cut-off for a particular number of slots at a particular site. I guess the question is, if there is a number, is it different before you find out you have hit the bar you need to to go on to full enrollment, or can one site fill five or six slots, regardless of how many patients or whether you know you have hit the bar or not?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

The answer to your question in general terms, there is a maximum limit that any site can put on the trial. So the answer to the question is, yes. I think the other part of your question -- let me just clarify, Keith -- I think you are asking if that limit is to the total trial or just to the first stage of the trial.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Yes, that is the question.

--------------------------------------------------------------------------------
ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

It is to the total.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Okay. And going back to the manufacturing question, what do you have to have in hand to file an NDA, and how may that differ from what the FDA may ultimately need to give approval of the drug? I.e., can you file with six-month stability and then get approved once you have the final twelve-month stability? Is there a cut-off there?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

I am going to ask Aileen Ryan, our new VP of Regulatory, to answer that question for you.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       7
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

AILEEN RYAN - Vion Pharmaceuticals, Inc. - VP-Regulatory Affairs

I think the scenario that you gave is a good scenario. It has also been my experience that one can actually negotiate something that might even be a little
[bit] less for initial filing. But that's something that needs to be discussed with FDA. But what you put is a reasonable scenario.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Okay. Any other update expected on the small-cell trial before we may see some additional data at ASCO?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

We have no plan to update between now and ASCO. The ASCO abstracts are due for us, I think it is January 7.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Okay. Thanks.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

That was Ann Cahill responding to the question.

--------------------------------------------------------------------------------

KEITH HAAN - Summer Street Research - Analyst

Thanks, Ann.

--------------------------------------------------------------------------------

OPERATOR

(indiscernible), Leerink Swann.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Good morning. Thank you for taking my call. I just wanted to ask some questions regarding the Cloretazine and temozolomide trial. Have there been any overlapping toxicities between the two agents?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

That will be, of course, updated in our ASCO abstract. But I can say we've fully enrolled to each cohort in our dose escalation and think we are close to the MTD. And again, the dose of temozolomide in this was lower than an antileukemic dose because the role here, as we have discussed before, is to manipulate the alkylguanine alkyltransferase. So they are not both being used necessarily to full antileukemic dose.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

So far, based on the current dosages, you haven't seen any toxicity issues?

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       8
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

First of all, I should correct myself that this will be at ASH, not ASCO. But yes, the toxicity is defined to get your DLT, your dose-limiting toxicity, and that has, we believe, been established.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Okay. Thank you very much. Also can you provide us with some information how the in vitro data is comparing right now to the in vivo data that you have presented at the abstract?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

--------------------------------------------------------------------------------

For the combination of temozolomide and --?

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Yes.

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

I can't really compare those for you. What you will see in the poster are the results correlating the manipulation of alkylguanine alkyltransferase by the temozolomide, but that was done in patient samples.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

My last question is could you provide us some more color over that 18.8%
response rate, how to interpret that?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

Can you restate the question?

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Can you provide us with more color on how to interpret the 18.8% response rate in the trial?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

This was a Phase II trial, just looking for early indications on both possible tumor response and toxicity. The study is being looked at in two groups of patients, sensitive relapsed and refractory patients to their front-line therapy. So I think what you will see -- what you have seen in the data presented, both in Chicago and at the Chemo Foundation and we'll update for
ASCO, is how those groups respond to the new dose or the lower dose of
Cloretazine in this setting.

You should be aware that the second line approved drug in small-cell lung cancer is Topotecan. That was approved on, I believe, symptoms for, kind of, quality of life and has about a 15% to 17% response rate, and is considered now the standard of care.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       9
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

--------------------------------------------------------------------------------

I was thinking more along the lines of how does this 18.8% compared to usage of
Cloretazine alone.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

You're mixing up the trials, I believe.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Sorry about that.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

Because you are talking about Cloretazine in small-cell versus Cloretazine in
AML. Is that what you're trying to compare?

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

No, no, no. Actually I am comparing it -- like in the abstract 1971 [ad] that you've presented, I just want to know how to interpret that 18.8%. It is a single-arm study, so I'm just trying to understand how that would compare if it was used as a single agent of just Tremador alone or Cloretazine, just to gauge that number.

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

Can I just understand -- in the small-cell lung cancer, we are talking about the use of Cloretazine alone, correct? You're with me there?

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Yes, I am.

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

Okay. And that is the response rate that you are quoting.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

It's Cloretazine-temozolomide -- you have that 18.8% response rate in the single-arm study.

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

That is where the confusion is coming in. Cloretazine and temozolomide, we're investigating in a Phase I, which is in advanced hem malignancies. So there is where we are getting confused. The Cloretazine-temozolomide is a Phase I trial in advanced hem malignancies. It is only looking to establish a dose when you use those two drugs together.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       10
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

Separately, in small-cell lung cancer we are conducting a Phase II trial of
Cloretazine alone, and have shown a 19% response rate in an early analysis of that entire trial -- early analysis of the first 36 patients.

--------------------------------------------------------------------------------

UNIDENTIFIED PARTICIPANT

Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Vinny Jindal, ThinkEquity.

--------------------------------------------------------------------------------

VINNY JINDAL - ThinkEquity Partners - Analyst

I was curious if the 42 patients -- sorry to beat this to death -- but the only two options will be go or no go; there is no option to resize the trial. Is that correct?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

It is a go, no go. Actually, the way that works in a process is go, hold or stop, just to be a definitive. Resizing would not be an option for the first phase.

--------------------------------------------------------------------------------

VINNY JINDAL - ThinkEquity Partners - Analyst

Okay. And what would the hold constitute? It would be reflective of there being safety concerns or something that just required more time than the committee wanted, and they would just delay enrollment?

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

There is an ongoing safety assessment. So any time there is a safety concern, that is always an option through the life of the Phase II trial. I was really referring to if you didn't have evaluable patient data to make a call on having greater than eight responses. You can envision a scenario where you would put enrollment on hold while you are gathering that response data. It is on the list of possibilities.

--------------------------------------------------------------------------------

VINNY JINDAL - ThinkEquity Partners - Analyst

Got you. Okay. And then thinking about aftermarket, assuming that Cloretazine gets approved in the elderly AML study, what is the marketing pitch? Obviously, decitabine is being studied in this population, clofarabine; there are a number of other drugs that are being looked at here. Is it the single-dose or what is it exactly that Vion intends to market as its advantage?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

I am going to ask Meghan Fitzgerald to answer that question.

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       11
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MEGHAN FITZGERALD - Vion Pharmaceuticals, Inc. - Chief Business Officer

This is what we exposed the opinion leaders to last week. And our marketing pitch is that your first chance in leukemia and survival is a complete remission. And given the numbers that we have shared, we're basically pitching to physicians that this is the drug to get you into remission. You need to shrink your blast count down below 5%, and from there, you can add sequentially targeted therapy, another product, possibly Clofarabine, to continue to get patients to bake in their remission or hold it.

And this is basically the marketing pitch and the reason why we had an advisory board in California, was to work through that positioning and what additional trials we would need to do to shore that up. And the good news is that is exactly where physicians see the drug being used, given its toxicity profile, the efficacy seen in 033, the fact that you can use the drug in 30 to 60 minutes in a one-shot setting, really positions the drug both for front-line, second-line, young, old and possible use in the community. So that is our initial thoughts around where we would use it.

--------------------------------------------------------------------------------

VINNY JINDAL - ThinkEquity Partners - Analyst

Got you. Okay. And then I am sorry that I missed it, but you were saying that there is going to be some data presented at ASCO in 2007. What was that data again?

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

An update on the small-cell lung.

--------------------------------------------------------------------------------

VINNY JINDAL - ThinkEquity Partners - Analyst

Okay. Got you. Great, thanks so much for answering my questions.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

Our pleasure.

--------------------------------------------------------------------------------

OPERATOR

(OPERATOR INSTRUCTIONS) Michael Dinerman, CIBC World Markets.

--------------------------------------------------------------------------------

MICHAEL DINERMAN - CIBC World Markets - Analyst

Good morning. I was just wondering if we could get an update on the pediatric trials with Cloretazine and what is going on over there with Duke? Are they the ones who are moving it forward? And just a general update. Thanks.

--------------------------------------------------------------------------------

ANN CAHILL - Vion Pharmaceuticals, Inc. - VP-Clinical Development

Yes, those trials have recently closed. The PIs of the cooperative group that ran it are analyzing the data. They want to come forward with an MCD. They have indicated preliminarily to us that the cooperative group, or at least a subset of that cooperative group, would be interested in a Phase II study. That is really the only update I can give to you at this moment. We would hope to have further detail on that in the next three to six months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       12
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                 F I N A L   T R A N S C R I P T
--------------------------------------------------------------------------------
NOV. 13, 2006 / 8:45 AM, VION - Q3 2006 VION PHARMACEUTICALS EARNINGS CONFERENCE
CALL
--------------------------------------------------------------------------------

MICHAEL DINERMAN - CIBC World Markets - Analyst

Okay, thank you.

--------------------------------------------------------------------------------

OPERATOR

At this time, there are no further audio questions. I would like to turn the call back over to management for closing remarks. Please proceed.

--------------------------------------------------------------------------------

ALAN KESSMAN - Vion Pharmaceuticals, Inc. - CEO

We thank you all for attending the call this morning. We hope you are as excited as we are about where we stand and where we are going with Cloretazine.
We continue to believe in this drug and we continue to believe in its potential in the treatment of patients with cancer. Thank you very much and have a good day.

--------------------------------------------------------------------------------

OPERATOR

Thank you for your participation in today's Vion Pharmaceuticals earnings conference call. You may now all disconnect. Have a wonderful day.

-------------------------------------------------------------------------------

Disclaimer

Thomson StreetEvents reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent
SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF
THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE
AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR
INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO
WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY
FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED
ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE
APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC
FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

--------------------------------------------------------------------------
(C)2006, Thomson Financial. All Rights Reserved.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      [THOMSON LOGO]            www.streetevents.com         Contact Us       13
--------------------------------------------------------------------------------
(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.